UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008
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CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-5767	54-0493875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9950 Mayland Drive
Richmond, Virginia	23233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 486-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2008, the United States Bankruptcy Court for the Eastern District of Virginia, which has jurisdiction over the reorganization proceedings under Chapter 11 of the United States Bankruptcy Code for Circuit City Stores, Inc. (the “Company”) and each of its wholly-owned United States and Puerto Rican subsidiaries, entered on its docket a final order (the “Final Order”) granting approval of the Company’s Senior Secured, Super-Priority, Debtor-in-Possession Credit Agreement, as amended, modified, supplemented or waived to date (the “DIP Credit Agreement”).  The Bankruptcy Court had granted interim approval of the original DIP Credit Agreement on November 10, 2008.

The parties to the DIP Credit Agreement and a summary of its material terms, except for certain amendments that the parties agreed to prior to the entry of the Final Order, were set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2008, and such information is incorporated by reference into this Item 1.01.  The amendments to the DIP Credit Agreement included the elimination of the Company’s requirement to obtain additional term loan financing in an amount equal to at least $75 million on or before January 17, 2009 in order to prepay amounts outstanding under the DIP Credit Agreement and the elimination of a covenant requiring minimum net availability during certain periods.  The DIP Credit Agreement also includes a covenant that was amended to accelerate deadlines and procedures related to a potential sale of assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: December 30, 2008	By:	/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President,
General Counsel and Secretary